Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Fourth Quarter 2023 Results

MIAMI, FL (February 20, 2024) –The Hackett Group, Inc. (NASDAQ: HCKT), a leading benchmarking, executive advisory and strategic consultancy firm that enables organizations to achieve Digital World Class®performance, today announced its financial results for the fourth quarter, which ended on December 29, 2023.

Financial Highlights

•
Total revenue in the fourth quarter of 2023 was $72.4 million and revenue before reimbursements was $71.2 million, which exceeded the high end of our guidance. This compares to total revenue of $70.1 million and revenue before reimbursements of $68.8 million in the fourth quarter of the prior year.
•
GAAP diluted earnings per share was $0.28 in the fourth quarter of 2023, as compared to $0.31 in the fourth quarter of 2022. GAAP net income includes a one-time legal settlement and related costs of $1.2M, or $0.03 per diluted earnings per share.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $0.39, exceeding the high end of our guidance, as compared to $0.36 in the fourth quarter of 2022. Adjusted financial information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.
•
Cash flow from operations was $25.6 million for the fourth quarter of 2023, as compared to $24.8 million in the fourth quarter of 2022.
•
As of December 29, 2023, the Company's cash balances were $21.0 million, with $33.0 million outstanding on the Company's credit facility. During the fourth quarter of 2023, the Company paid down $11.0 million of its debt balance.
•
Subsequent to the end of the fourth quarter, the Company's Board of Directors declared its first quarter 2024 dividend of $0.11 per share for its shareholders of record on March 22, 2024, to be paid on April 5, 2024.

"We reported solid operating results which exceeded our previously provided guidance while continuing our investment in program development and sales resources in our recurring high margin IP and AI offerings," stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. "More importantly, our recently launched generative artificial intelligence platform, AI XPLR, is receiving favorable feedback. It has led to a significant number of client meetings, enabling us to showcase our unique ability to assess organizational opportunities by leveraging our rapidly growing Use Case Repository to establish Gen AI roadmaps with related benefit case analyses IP."

Business Outlook for the First Quarter of 2024

Based on the Company’s current outlook:

•
The Company estimates total revenue before reimbursements for the first quarter of 2024 will be in the range of $72.5 million to $74.0 million.

•
The Company estimates adjusted diluted earnings per share for the first quarter of 2024 to be in the range of $0.36 and $0.39, assuming a GAAP effective tax rate of 22%.

Conference Call and Webcast Details

•
On Tuesday, February 20, 2024, senior management will discuss fourth quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486 [Passcode: Fourth Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, February 20, 2024 and will run through 5:00 P.M. ET on Tuesday, March 5, 2024. To access the rebroadcast, please dial (888) 566-0474. For International callers, please dial (203) 369-3610.

•
In addition, The Hackett Group® will also be webcasting this conference call live. To participate, simply visit https://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, February 20, 2024 and will run through 5:00 P.M. ET on Tuesday, March 5, 2024. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which historically has excluded the loss from discontinued operations, non-cash stock-based compensation expense, acquisition-related compensation expense, acquisition-related non-cash stock-based compensation expense, restructuring charge and asset impairment (settlement), legal settlement and related costs, amortization of intangible assets and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, non-cash stock-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group®

The Hackett Group, Inc. (NASDAQ: HCKT) is a leading benchmarking, research advisory and strategic consultancy firm that enables organizations to achieve Digital World Class® performance.

Drawing upon our unparalleled intellectual property from more than 26,000 benchmark studies and our Hackett-Certified® best practices repository from the world’s leading businesses – including 97% of the Dow Jones Industrials, 89% of the Fortune 100, 70% of the DAX 40 and 55% of the FTSE 100 – captured through our leading benchmarking platform Quantum Leap® and our Digital Transformation Platform, we accelerate digital transformations, including enterprise cloud implementations.

For more information on The Hackett Group, visit: https://www.thehackettgroup.com/; email info@thehackettgroup.com; or call (770) 225-3600.

# # #

The Hackett Group, Hackett-Certified, quadrant logo, World Class Defined and Enabled, Quantum Leap, Digital World Class and Hackett Value Matrix are the registered marks of The Hackett Group.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include without limitation, the ability of The Hackett Group to effectively market its digital transformation, artificial intelligence and other consulting services, competition from other consulting and technology companies that may have or develop in the future, similar offerings, the commercial viability of The Hackett Group and its services as well as other risk detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission. The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 29,	December 30,	December 29,	December 30,
	2023	2022	2023	2022
Revenue:
Revenue before reimbursements	$71,167	$68,817	$291,273	$289,688
Reimbursements	1,236	1,300	5,317	4,054
Total revenue	72,403	70,117	296,590	293,742

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $1,551 and $6,238 and $1,401 and $6,201 of non-cash stock based compensation expense in the three and twelve months ended December 29, 2023 and December 30, 2022, respectively)	41,901	39,208	174,891	174,112
Reimbursable expenses	1,236	1,300	5,317	4,054
Total cost of service	43,137	40,508	180,208	178,166

Selling, general and administrative costs (includes $1,243 and $4,486 and $1,038 and $4,066 of non-cash stock based compensation expense in the three and twelve months ended December 29, 2023 and December 30, 2022, respectively)	16,611	15,986	65,942	60,979
Restructuring and asset impairment settlement	-	-	-	(651)
Legal settlement and related costs	1,178	-	1,178	-
Total costs and operating expenses	60,926	56,494	247,328	238,494

Operating income	11,477	13,623	49,262	55,248

Other expense, net:
Interest expense, net	(641)	(74)	(3,235)	(144)

Income from operations before income taxes	10,836	13,549	46,027	55,104
Income tax expense	2,986	3,833	11,876	14,302
Net income	$7,850	$9,716	$34,151	$40,802

Basic net income per common share:
Income per common share from operations	$0.29	$0.32	$1.26	$1.30
Weighted average common shares outstanding	27,242	30,812	27,170	31,400

Diluted net income per common share:
Income per common share from operations	$0.28	$0.31	$1.24	$1.28
Weighted average common and common equivalent shares outstanding	27,912	31,474	27,637	31,962

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 29,	December 30,
	2023	2022
ASSETS
Current assets:
Cash	$20,957	$30,255
Accounts receivable and contract assets, net	52,113	48,376
Prepaid expenses and other current assets	2,368	2,535
Total current assets	75,438	81,166
Property and equipment, net	20,044	19,359
Other assets	285	268
Goodwill	84,242	83,502
Operating lease right-of-use assets	1,419	698
Total assets	$181,428	$184,993

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,557	$8,741
Accrued expenses and other liabilities	26,801	30,953
Contract liabilities	12,087	13,278
Income tax payable	2,360	5,759
Operating lease liabilities	1,083	870
Total current liabilities	49,888	59,601
Long-term deferred tax liability, net	8,118	6,877
Long-term debt	32,711	59,653
Operating lease liabilities	631	584
Total liabilities	91,348	126,715

Shareholders' equity	90,080	58,278
Total liabilities and shareholders' equity	$181,428	$184,993

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The Hackett Group, Inc.

SEGMENT PROFIT

(in thousands)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 29,	December 30,	December 29,	December 30,
	2023	2022	2023	2022
Global S&BT (1):
Total revenue (4)	$42,162	$40,901	$171,927	$169,660
Segment profit (5)	13,506	15,380	54,366	61,319
Oracle Solutions (2):
Total revenue (4)	$18,998	$17,155	$77,772	$76,320
Segment profit (5)	4,094	3,188	18,060	15,335
SAP Solutions (3):
Total revenue (4)	$11,243	$12,061	$46,891	$47,762
Segment profit (5)	3,439	3,589	11,925	12,827
Total Company:
Total revenue (4)	$72,403	$70,117	$296,590	$293,742

Total segment profit	$21,039	$22,157	$84,351	$89,481
Items not allocated to segment level (5):
Corporate general and administrative expenses	4,696	5,281	19,766	21,180
Non-cash stock based compensation expense	2,794	2,439	10,724	10,267
Restructuring and asset impairment settlement	-	-	-	(651)
Legal settlement and related costs	1,178	-	1,178	-
Depreciation and amortization	894	814	3,421	3,437
Interest expense, net	641	74	3,235	144
Income from continuing operations before taxes	$10,836	$13,549	$46,027	$55,104

(1) Global S&BT includes the results of our strategic businesses consulting practices, including Strategy and Business Transformation Consulting, Benchmarking, Business Advisory Services, IP as-a-Service and OneStream.

(2) Oracle Solutions includes the results of our EPM/ERP and AMS practices.

(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.

(4) Total revenue includes reimbursable expenses, which are project travel-related expenses passed through to a client with no associated operating margin.

(5) Segment profits consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. Items not allocated to the segment level include corporate general and administrative expenses, non-cash stock based compensation expense, depreciation and amortization expense, restructuring and asset impairment charge (settlement), legal settlement and related costs, interest expense and foreign currency gains and losses. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

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The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Twelve Months Ended
	December 29,	December 30,	December 29,	December 30,
	2023	2022	2023	2022
GAAP NET INCOME	$7,850	$9,716	$34,151	$40,802
Adjustments (1):
Non-cash stock based compensation expense (2)	2,794	2,436	10,714	10,252
Acquisition-related non-cash stock based compensation expense (3)	-	3	10	15
Restructuring and asset impairment settlement	-	-	-	(651)
Legal settlement and related costs	1,178	-	1,178	-
Amortization of intangible assets (4)	-	-	-	154
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	11,822	12,155	46,053	50,572
Tax effect of adjustments above (5)	996	687	3,089	2,562
ADJUSTED NET INCOME (1)	$10,826	$11,468	$42,964	$48,010

GAAP diluted net income per common share	$0.28	$0.31	$1.24	$1.28
Adjusted diluted net income per common share (1)	$0.39	$0.36	$1.55	$1.50
Weighted average common and common equivalent shares outstanding	27,912	31,474	27,637	31,962

(1) The Company provides adjusted earnings results (which historically has excluded the loss from discontinued operations, non-cash stock-based compensation expense, acquisition-related compensation expense, acquisition-related non-cash stock-based compensation expense, restructuring charge and asset impairment (settlement), legal settlement and related costs, amortization of intangible assets and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation, are widely used by investors.

(3) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(4) The Company has incurred expense on amortization of intangible assets related to various acquisitions. The Company excludes the effect of the amortization of intangibles from our adjusted results in order to more consistently present its ongoing results of operations.

(5) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. For the quarter end periods the impact of non-cash stock based compensation expense was $0.7 million in 2023 and 2022, and the impact of the legal settlement and related costs were $0.3 million in 2023. For the twelve month periods the impact of non-cash stock compensation was $2.8 million and $2.7 million in 2023 and 2022, respectively; the impact of intangible amortization was $32 thousand in 2022; the impact on the restructuring and asset impairment reversal was $0.2 million benefit in 2022 and the impact of the legal settlement and related costs were $0.3 million in 2023.

Page 8 of 8 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	December 29,	September 29,	December 30,
	2023	2023	2022
Segment Total Revenue and Revenue Before Reimbursements (in thousands):
Global S&BT:
Total revenue	$42,162	$43,798	$40,901
Reimbursements	566	498	482
Revenue before reimbursements	$41,596	$43,300	$40,419

Oracle Solutions:
Total revenue	$18,998	$20,831	$17,155
Reimbursements	556	457	483
Revenue before reimbursements	$18,442	$20,374	$16,672

SAP Solutions:
Total revenue	$11,243	$11,227	$12,061
Reimbursements	114	267	335
Revenue before reimbursements	$11,129	$10,960	$11,726

Total segment revenue:
Total revenue	$72,403	$75,856	$70,117
Reimbursements	1,236	1,222	1,300
Revenue before reimbursements	$71,167	$74,634	$68,817

Revenue Concentration:
(% of total revenue)
Top customer	7%	6%	5%
Top 5 customers	18%	16%	16%
Top 10 customers	27%	24%	26%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,168	1,177	1,128
Total headcount	1,416	1,430	1,353
Days sales outstanding (DSO)	65	75	63
Cash provided by operating activities (in thousands)	$25,587	$7,167	$24,827
Depreciation (in thousands)	$894	$892	$814
Capital expenditures (in thousands)	$898	$1,078	$1,494

Remaining Plan authorization:
Shares purchased (in thousands)	-	-	4,889
Cost of shares repurchased (in thousands)	$—	$—	$115,937
Average price per share of shares purchased	$—	$—	$23.71
Remaining Plan authorization (in thousands)	$13,938	$13,938	$14,672

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	3	3	31
Cost of shares purchased (in thousands)	$71	$66	$646
Average price per share of shares purchased	$23.08	$23.55	$20.93